Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 2 to Form S-3 on Form S-1 and related prospectus of Chicken Soup for the Soul Entertainment, Inc. of our report dated March 28, 2019 relating to the December 31, 2018 consolidated financial statements of Chicken Soup for the Soul Entertainment, Inc. and Subsidiaries included in its Annual Report (Form 10-K), and to the reference to us under the heading “Experts” in the Registration Statement.

/s/ ROSENFIELD AND COMPANY, PLLC
New York, New York
August 20, 2019